                                                                    EXHIBIT 99.1

                                                                [GLENAYRE  LOGO]

News Release

Contact:
Debra Ziola   770 283 2569
investor.relations@glenayre.com

(NASDAQ: GEMS)

                  GLENAYRE ANNOUNCES THIRD QUARTER 2004 RESULTS

            New product sales contribute to continued revenue growth


ATLANTA, GA -- NOVEMBER 2, 2004 -- Glenayre Technologies, Inc. (NASDAQ: GEMS), today reported revenue of $14.9 million for the third quarter of 2004 compared to $12.2 million for the second quarter of 2004 and $14.7 million for the third quarter of 2003. The Company attributed the increase in revenue over the second quarter of 2004 primarily to increased sales of new products and higher services revenue.

Gross margins for the third quarter of 2004 were 49% compared to 60% for the second quarter of 2004 and 52% for the third quarter of 2003. As previously reported, gross margins for the second quarter of 2004 were favorably impacted by the Company's renegotiation of certain terms of an unfavorable multi-year contract with one of its major customers that resulted in it recording a $540,000 reduction to a previously recorded liability for a loss on the contract.

Selling, General and Administrative expenses for the third quarter of 2004 increased by $440,000 over the second quarter of 2004 and $654,000 over the third quarter of 2003 due to increased selling and marketing costs related to the launch of the Company's Versera Intelligent Communications Environment (Versera ICE(TM)), and to costs associated with the evaluation and testing of the Company's internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002.

The Company reported a loss from continuing operations of ($1.2) million for the third quarter of 2004, or ($0.02) per share, which compares to a loss of ($1.2) million, or ($0.02) per share, for the second quarter of 2004 and a loss of ($1.7) million, or ($0.03) per share, for the third quarter of 2003.

"The sales of our messaging applications, such as Multimedia Messaging and Missed Call Notification, combined with the successful commercial deployment of Versera ICE contributed to our revenue growth in the third quarter," stated Clarke Bailey, chairman and CEO of Glenayre. "I am pleased with the market acceptance of our new messaging solutions and encouraged that the investment we've made in product development is beginning to yield results."

Continued Bailey, "In fact, Glenayre recently signed a trial agreement with a large international carrier for Versera ICE solutions that, if successful, will result in a multi-million dollar agreement in the near future. Furthermore, the addition of sales vice presidents Dan Wessel and Nigel Waller will enable us to continue to aggressively attack new market opportunities on a global scale."

As of September 30, 2004, the Company reported a total cash and short-term investments balance of $90.3 million, compared to $86.6 million at June 30, 2004 and $91.2 million at September 30, 2003. The increase in cash during the third quarter of 2004 was primarily due to receiving payments relating to the previously reported settlement with Pilot Pacific Holdings Inc. and its associated companies (Pilot) related to the Company's former Vancouver facility. As part of the terms of this settlement the Company received $4.3 million ($5.7 million Canadian) and Pilot placed an additional $1.5 million ($2 million Canadian) in escrow during an agreed-upon investigation period while the Company continues to search for additional recoverable assets. This $1.5 million remained in escrow as of September 30, 2004 as the Company had not completed its search for assets. In addition, as part of the terms of the settlement, during the third quarter of 2004 the Company received $3.2 million ($4.4 million Canadian) it previously deposited with the court as security for certain claims. The Company expects to use its cash and short-term investments for a variety of purposes, including potential acquisitions, normal capital and operating expenses relating to continuing operations, and disbursements relating to liabilities associated with its discontinued paging operations.

Including discontinued operations, the Company reported net income of $3.5 million, or $0.05 per share, for the third quarter of 2004, compared to net income of $2.6 million, or $0.04 per share, for the second quarter of 2004 and net income of $0.5 million, or $0.01 per share, for the third quarter of 2003.

During the third quarter of 2004, the Company recorded income from its discontinued paging operations of $4.7 million, primarily due to receiving the $4.3 million in settlement funds described above and to inventory liquidations.

The Company had remaining liabilities of $3.9 million related to the discontinued paging operations at September 30, 2004. These liabilities consist of lease commitments, foreign business tax provisions and other estimated costs associated with exiting the paging business. The Company anticipates that approximately $300,000 of the $3.9 million of liabilities related to the discontinued operations will be disbursed in the fourth quarter of 2004, and the remainder in 2005 and beyond.



About Glenayre

Glenayre is a global provider of next-generation messaging solutions and enhanced services for wireless and wireline carriers, and MSO/cable companies. Glenayre systems are designed on open platforms with a standards-based architecture supporting IP and traditional telephony networks for an evolution from 2G to 2.5G and 3G services. More than 200 service providers in over 60 countries have deployed Glenayre messaging solutions for voice, fax and e-mail messaging, including one number services, voice navigation and voice dialing, mailbox out-dialing and one-button call return. Glenayre, headquartered in Atlanta, Georgia, has been providing carrier-grade communications solutions for the global market for over 40 years. For more information, please visit http://www.glenayre.com.



Safe Harbor Statement

This news release contains statements that may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon the Company's current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. These results and uncertainties are discussed in the Company's most recently filed Annual Report on Form 10-K and quarterly report on Form 10-Q. These factors include, but are not limited to, restructuring activities; effective convergence of technologies; potential market changes resulting from rapid technological advances; competition; variability of quarterly results and dependence on key customers; volatility of stock price and risk of delisting from the NASDAQ National Market; ability to attract and retain key personnel; proprietary technologies; potential changes in government regulation; potential acquisitions and strategic investments; continuation and expansion of third party agreements; litigation; international business risks and continued terrorist attacks, war or other civil disturbances.

                                      # # #

     Glenayre, Versera, Versera ICE and the Glenayre logo are trademarks of
                           Glenayre Electronics, Inc.

                  GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)


                                                                       SEPTEMBER 30, 2004   DECEMBER 31, 2003
                                                                       ------------------   -----------------
                                                                           (UNAUDITED)
ASSETS
Current Assets:
Cash and cash equivalents                                                   $  61,244           $  65,853
Short-term investments                                                         29,082              33,007
Restricted cash                                                                   258               3,148
Accounts receivable, net                                                       12,613               9,769
Inventories, net                                                                6,451               5,828
Other current asset, discontinued operations                                       --               3,374
Prepaid expenses and other current assets                                       3,019               3,180
                                                                            ---------           ---------
   Total Current Assets                                                       112,667             124,159
Property, plant and equipment, net                                              8,822               8,365
Other assets                                                                      781                 831
                                                                            ---------           ---------
TOTAL ASSETS                                                                $ 122,270           $ 133,355
                                                                            =========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable                                                            $   2,811           $   3,142
Deferred revenue                                                                4,372               4,369
Accrued liabilities                                                            15,239              20,695
Accrued liabilities, discontinued operations                                    3,681               7,567
                                                                            ---------           ---------
   Total Current Liabilities                                                   26,103              35,773
Other liabilities                                                               3,444               4,000
Accrued liabilities, discontinued operations - noncurrent                         267               3,350
Stockholders' Equity:
Preferred stock, $.01 par value; authorized: 5,000,000 shares,
   no shares issued and outstanding                                                --                  --
Common stock, $.02 par value; authorized: 200,000,000 shares,
   outstanding: 2004 - 66,751,066 shares; 2003 - 66,384,928 shares              1,335               1,327
Contributed capital                                                           362,638             362,273
Accumulated deficit                                                          (271,517)           (273,368)
                                                                            ---------           ---------
   Total Stockholders' Equity                                                  92,456              90,232
                                                                            ---------           ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $ 122,270           $ 133,355
                                                                            =========           =========

                  GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                       THREE MONTHS ENDED
                                                                          SEPTEMBER 30,
                                                                   ---------------------------
                                                                     2004               2003
                                                                   --------           --------
REVENUES:
  Product sales                                                    $  9,320           $ 10,199
  Service revenues                                                    5,533              4,508
                                                                   --------           --------
    Total Revenues                                                   14,853             14,707
                                                                   --------           --------
COST OF REVENUES (EXCLUSIVE OF DEPRECIATION
  SHOWN SEPARATELY BELOW):
  Cost of sales                                                       4,927              4,684
  Cost of services                                                    2,581              2,370
                                                                   --------           --------
    Total Cost of Revenues                                            7,508              7,054
                                                                   --------           --------
GROSS MARGIN (EXCLUSIVE OF DEPRECIATION
  SHOWN SEPARATELY BELOW):                                            7,345              7,653
OPERATING EXPENSES:
  Selling, general and administrative expense                         5,456              4,802
  Provision for doubtful receivables, net of recoveries                  81                (56)
  Research and development expense                                    3,098              4,148
  Restructuring expense                                                  10                333
  Depreciation expense                                                  470                325
                                                                   --------           --------
    Total Operating Expenses                                          9,115              9,552
                                                                   --------           --------
OPERATING LOSS                                                       (1,770)            (1,899)
                                                                   --------           --------
OTHER INCOME (EXPENSES):
  Interest income                                                       289                282
  Interest expense                                                       (6)                (9)
  Gain on disposal of assets, net                                        65                 --
  Other gain (loss), net                                                 59                (36)
                                                                   --------           --------
    Total Other Income                                                  407                237
                                                                   --------           --------
LOSS FROM OPERATIONS BEFORE INCOME TAXES                             (1,363)            (1,662)
  Provision (benefit) for income taxes                                 (121)                11
                                                                   --------           --------
LOSS FROM CONTINUING OPERATIONS                                      (1,242)            (1,673)
INCOME FROM DISCONTINUED OPERATIONS
  (NET OF INCOME TAX/BENEFIT)                                         4,742              2,184
                                                                   --------           --------
NET INCOME                                                         $  3,500           $    511
                                                                   ========           ========

INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE (1):
Loss from continuing operations                                    $  (0.02)          $  (0.03)
Income from discontinued operations                                    0.07               0.03
                                                                   --------           --------
Income per weighted average common share                           $   0.05           $   0.01
                                                                   ========           ========

INCOME (LOSS) PER COMMON SHARE --- ASSUMING DILUTION (1):
Loss from continuing operations                                    $  (0.02)          $  (0.03)
Income from discontinued operations                                    0.07               0.03
                                                                   --------           --------
Income per weighted average common share                           $   0.05           $   0.01
                                                                   ========           ========

(1) Income (loss) per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

                  GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                            NINE MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                      ---------------------------
                                                                        2004               2003
                                                                      --------           --------
REVENUES:
   Product sales                                                      $ 22,358           $ 30,026
   Service revenues                                                     14,915             12,652
                                                                      --------           --------
    Total Revenues                                                      37,273             42,678
                                                                      --------           --------
COST OF REVENUES (EXCLUSIVE OF DEPRECIATION SHOWN SEPARATELY
   BELOW):
   Cost of sales                                                        13,468             13,993
   Cost of services                                                      6,967              7,700
                                                                      --------           --------
     Total Cost of Revenues                                             20,435             21,693
                                                                      --------           --------
GROSS MARGIN (EXCLUSIVE OF DEPRECIATION
   SHOWN SEPARATELY BELOW):                                             16,838             20,985
OPERATING EXPENSES:
   Selling, general and administrative expense                          14,775             18,321
   Provision for doubtful receivables, net of recoveries                    17               (271)
   Research and development expense                                      9,735             14,131
   Restructuring expense                                                   122              2,137
   Depreciation expense                                                  1,286                733
                                                                      --------           --------
    Total Operating Expenses                                            25,935             35,051
                                                                      --------           --------
OPERATING LOSS                                                          (9,097)           (14,066)
                                                                      --------           --------
OTHER INCOME (EXPENSES):
   Interest income                                                         813              1,210
   Interest expense                                                       (220)               (52)
   Gain on disposal of assets, net                                          59                 14
   Other gain (loss), net                                                   (7)                60
                                                                      --------           --------
     Total Other Income                                                    645              1,232
                                                                      --------           --------
LOSS FROM OPERATIONS BEFORE INCOME TAXES                                (8,452)           (12,834)
   Provision (benefit) for income taxes                                    (68)                39
                                                                      --------           --------
LOSS FROM CONTINUING OPERATIONS                                         (8,384)           (12,873)
INCOME FROM DISCONTINUED OPERATIONS
   (NET OF INCOME TAX/BENEFIT)                                          10,235              2,386
                                                                      --------           --------
NET INCOME (LOSS)                                                     $  1,851           $(10,487)
                                                                      ========           ========

INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE (1):
Loss from continuing operations                                       $  (0.13)          $  (0.20)
Income from discontinued operations                                       0.15               0.04
                                                                      --------           --------
Net income (loss) per weighted average common share                   $   0.03           $  (0.16)
                                                                      ========           ========

INCOME (LOSS) PER COMMON SHARE --- ASSUMING DILUTION (1):
Loss from continuing operations                                       $  (0.13)          $  (0.20)
Income from discontinued operations                                       0.15               0.04
                                                                      --------           --------
Net income (loss) per weighted average common share                   $   0.03           $  (0.16)
                                                                      ========           ========

(1) Income (loss) per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

                           GLENAYRE TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)


                                                               THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                 SEPTEMBER 30,
                                                             -----------------------       -----------------------
                                                               2004           2003           2004           2003
                                                             --------       --------       --------       --------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES          $  4,093       $ (6,183)      $ (7,223)      $(14,102)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment                     (483)          (410)        (1,684)        (3,216)
  Maturities of short-term securities, net                      9,916         11,158          3,925          5,317
                                                             --------       --------       --------       --------
NET CASH USED IN INVESTING ACTIVITIES                           9,433         10,748          2,241          2,101
                                                             --------       --------       --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock                                        112            328            373            563
  Purchase of treasury stock                                       --             --             --            (34)
                                                             --------       --------       --------       --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                         112            328            373            529
                                                             --------       --------       --------       --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS           13,638          4,893         (4,609)       (11,472)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD               47,606         47,751         65,853         64,116
                                                             --------       --------       --------       --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                   $ 61,244       $ 52,644       $ 61,244       $ 52,644
                                                             ========       ========       ========       ========


SUPPLEMENTAL DATA:

RECONCILIATION OF CASH AND CASH EQUIVALENTS TO CASH AND
  SHORT-TERM INVESTMENTS:

Cash and cash equivalents                                    $ 61,244       $ 52,644       $ 61,244       $ 52,644
Short-term investments                                         29,082         38,567         29,082         38,567
                                                             --------       --------       --------       --------
CASH AND SHORT-TERM INVESTMENTS                              $ 90,326       $ 91,211       $ 90,326       $ 91,211
                                                             ========       ========       ========       ========